Exhibit 99.1

                PHASE III MEDICAL, INC. (formerly CORNICHE GROUP)
                           ANNOUNCES NEW STOCK SYMBOLS

Melville, NY, July 29, 2003. Phase III Medical, Inc. (formerly Corniche Group Incorporated (OTCBB: CNGI)) today announced its new stock symbols reflecting its new corporate name. The new ticker symbol for the Common Stock will be PHSM. The name change and new symbol will become effective on the OTC BB at the opening of business tomorrow, July 30. In addition, the new ticker symbol for the Series A preferred stock will be PHSMP.

Last week, the Company announced the change of its corporate name to "Phase III Medical, Inc." following approval at its Annual Meeting of Shareholders. The Company has been focusing on entering the medical sector by acquiring or participating in one or more biotech and/or medical companies or technologies, owning one or more drugs or medical devices, or acquiring rights to one or more of such drugs or medical devices or the royalties therefrom.

                                    * * * * *

This Release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as the Company's ability to enter the medical sector or acquire any companies or technologies. Forward-looking statements represent management's judgment regarding future events. Although management believes that the expectations reflected in such statements are reasonable, it gives no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements due to a number of factors. These factors include the risks detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and other reports filed with the Securities and Exchange Commission.

For further information please contact:

Mark Weinreb, CEO at 631.574.4955